SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 28, 2017

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting (the "Annual Meeting") of Stockholders of Citizens Community Bancorp, Inc. (the "Company") was held on March 28, 2017.  A total of 5,261,170 shares of common stock were eligible to vote at the Annual Meeting.  The matters voted on at the Annual Meeting were as follows:

1.   Proposal 1: Election of Directors:

Richard McHugh and Michael L. Swenson were elected directors of the Company. The results of the vote were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Richard McHugh	1,720,106	1,322,541	1,890,860
Michael L. Swenson	1,652,873	1,389,774	1,890,860

2.   Proposal 2: Ratification of the Appointment of the Company's Independent Registered Public Accounting Firm:

The stockholders approved the proposal to ratify the appointment by the Company's Audit Committee of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2017. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,827,720	72,373	33,414	—

3.   Proposal 3: Advisory (non-binding) vote on the executive compensation of the Company's named executive officers:

The stockholders approved the advisory (non-binding) proposal regarding the compensation of the Company's named executive officers as disclosed in the proxy statement for the 2017 Annual Meeting of Stockholders. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,094,189	899,915	48,543	1,890,860

4.   Proposal 4: Advisory (non-binding) vote on the frequency of future votes on executive compensation:

The results of the advisory (non-binding) vote regarding the frequency of future votes on executive compensation were as follows:

Every One year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
1,782,658	16,640	1,173,999	69,350	1,890,860

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: March 29, 2017	By:	/s/ Mark C. Oldenberg
Mark C. Oldenberg
Chief Financial Officer